SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 22, 2011

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 22, 2011, Discovery Laboratories, Inc. (the “Company”) issued a press release highlighting the results of operations for the year and quarter ended December 31, 2010, and providing an update on certain business matters.  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 relating to the announcement of the results of operations for the year and quarter ended December 31, 2010 and all other matters except for those discussed under Item 8.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

On March 22, 2011, the Company issued a press release highlighting the results of operations for the year and quarter ended December 31, 2010, and providing an update on certain business matters.  The Company announced that, for the first quarter of 2011, it projects cash outflow of $5.2 million before taking into account financing activities. The Company also announced that it has been conducting a comprehensive preclinical program to validate its optimized biological activity test (BAT) for Surfaxin® (lucinactant) for the prevention of respiratory distress syndrome (RDS) in premature infants, and that validating the BAT is a key remaining issue that must be addressed to potentially gain U.S. Food and Drug Administration (FDA) marketing approval for Surfaxin in the United States. The Company has had several interactions with the FDA intended to ensure that its comprehensive preclinical program for would satisfy the FDA, and in January 2011, announced that the FDA had directed the Company to increase the sample size of a specific data set by testing additional Surfaxin batches. To comply with the FDA's suggestion, the Company has successfully manufactured seven Surfaxin batches and plans to manufacture three additional Surfaxin batches for the comprehensive preclinical program. The Company continues to believe that it will be in a position to file a Surfaxin Complete Response in the third quarter of 2011, which could lead to potential approval of Surfaxin in the first quarter of 2012.

Subject to the note relating to the press release in Item 2.02 to this Current Report on Form 8-K, the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated March 22, 2011

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President, Chief Financial Officer and Treasurer

Date:  March 22, 2011